Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
Introduction
On October 1, 2020, Clarivate Plc. (“Clarivate” or the “Company”) completed its previously announced acquisition of CPA Global pursuant to the Purchase Agreement dated as of July 29, 2020. CPA Global is a global leader in intellectual property software and tech-enabled services. The acquisition helps Clarivate create a true end-to-end platform supporting the full IP lifecycle from idea generation to commercialization and protection.
The aggregate consideration in connection with the closing of the CPA Global acquisition was $8,722,563, net of $91,878 cash acquired and including an equity holdback consideration of $46,485. The aggregate consideration was comprised of (i) $6,761,515 from the issuance of up to 218,183,778 ordinary shares to Redtop Holdings Limited, a portfolio company of Leonard Green & Partners, L.P., representing approximately 35% pro forma fully diluted ownership of Clarivate and (ii) approximately $2,052,926 in cash to fund the repayment of CPA Global's parent company outstanding debt. Of the 218,306,663 ordinary shares issuable in the acquisition, Clarivate issued 216,683,778 ordinary shares as of October 1, 2020.

Issuance of 218,183,778 shares	$6,761,515
Cash paid for repayment of CPA Global's parent company debt	2,052,926
Total purchase price	$8,814,441
Cash acquired	(91,878)
Total purchase price, net of cash acquired	$8,722,563

Concurrently with the closing, certain subsidiaries of Clarivate entered into an amendment to the Credit Agreement dated as of October 31, 2019 with Bank of America, N.A., as administrative agent, and the lenders party thereto. Pursuant to the amendment to the Credit Agreement, the Company incurred an incremental $1,600,000 of term loans under its term loan facility, which in conjunction with the cash on hand was used to fund the repayment of CPA Global's parent company outstanding debt. The incremental facility matures on October 31, 2026 and bears interest at a floating rate which can be, at Clarivate’s option, either (i) a customary Eurocurrency rate plus 3.00% per annum or (ii) a customary “alternate base rate” plus 2.00% per annum, in either case, subject to a Eurocurrency rate floor of 1.00%. The terms, covenants and events of default applicable to the incremental facility are otherwise materially consistent with those previously applicable to the Credit Agreement.

The aforementioned events are hereinafter referred to as the “CPA Global Transactions.”
The following unaudited pro forma condensed combined statements of operations and balance sheet give effect to the CPA Global Transactions and include adjustments for the following:
•application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, which the Company refers to as ASC 805, “Business Combinations”;
•incremental term loan borrowings of $1,600,000; and
•transaction costs incurred in connection with the CPA Global acquisition.
Additionally, the unaudited pro forma condensed combined statements of operation give effect to Clarivate’s February 28, 2020, acquisition of 100% of the assets, liabilities and equity interests of Decision Resources Combined ("DRG"), a premier provider of high-value data, analytics and insights products and services to the healthcare industry, from Piramal Enterprises Limited ("PEL"), which is a part of global business conglomerate Piramal Group. In February 2020, the Company completed an underwritten public offering of 27,600,000 of its ordinary shares generating net proceeds of $540,736, which were used to fund a portion of the cash consideration for the DRG acquisition. In addition, the Company incurred an incremental $360,000 of term loans under its term loan facility and used the net proceeds from such borrowings, together with cash on hand, to fund the remainder of the cash consideration for the DRG acquisition and to pay related fees and expenses. The events in this paragraph are hereinafter referred to as the "DRG Transactions."
The following unaudited pro forma condensed combined statements of operations give effect to the DRG Transactions and include adjustments for the following:
•application of the acquisition method of accounting under the provisions of the ASC 805, “Business Combinations”;
•incremental term loan borrowings of $360,000;
•underwritten public offering of 27,600,000 of Clarivate ordinary shares;
•transaction costs incurred in connection with the DRG acquisition; and
•certain reclassifications to conform the historical financial statement presentation of CPA Global and Clarivate
The following unaudited pro forma condensed combined statements of operations and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Clarivate and the related notes included in Clarivate’s Annual Report on Form 10-K for the year ended December 31, 2019 (ii) the historical unaudited condensed consolidated financial statements of Clarivate as of and for the six months ended June 30, 2020 and the related notes included in Clarivate’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (iii) the historical audited combined financial statements of Decision Resources Group (“DRG”) and the related notes as of and for the year ended December 31, 2019 incorporated in the Form 8-K filed on May 14, 2020 and (iv) the historical audited consolidated financial statements of CPA Global Group Holdings Limited and the related notes for the year ended December 31, 2019 and (v) the historical unaudited consolidated financial statements of CPA Global Group Holdings Limited as of and for the six months ended June 30, 2020 and the related notes, which are incorporated in Exhibit 99.1 and 99.2 within this Form 8-K/A.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, in each case, give effect to the DRG Acquisition and the CPA Global Acquisition as if they had occurred on January 1, 2019, and combine the historical results of operations of Clarivate, DRG (through February 27, 2020) and CPA Global.
The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of Clarivate as of June 30, 2020, with CPA Global’s balance sheet as of June 30, 2020, derived from the interim financial statements of CPA Global. The historical balance sheets of Clarivate and CPA Global have been adjusted in the accompanying unaudited pro forma condensed combined balance sheet to give effect to the CPA Global Transactions as if they had occurred on June 30, 2020.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 combines the unaudited condensed consolidated statement of operations of Clarivate for the six months ended June 30, 2020, with DRG’s statement of operations for the period from January 1, 2020 through February 27, 2020 and CPA Global’s statement of operations for the six months ended June 30, 2020, derived from the books and records of DRG and interim financial statements of CPA Global. The historical statements of operations of Clarivate, DRG and CPA Global have been adjusted in the accompanying unaudited pro forma condensed combined statements of operations to give pro forma effect to events that are (i) directly attributable to the DRG Transactions and CPA Global Transactions, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined statements of operations and related notes are being provided for illustrative purposes only and do not purport to represent what the actual combined results of operations would have been had the DRG Transactions and CPA Global Transactions been completed on the date indicated, nor are they necessarily indicative of the combined future results of operations for any future period.
The pound sterling (GBP) is CPA Global’s reporting currency. The exchange rate of $1.2402 approximates the GBP conversion rate to U.S. Dollars on June 30, 2020. CPA Global’s historical audited consolidated statement of operations for the year ended December 31, 2019 and unaudited consolidated statement of operations for the six months ended June 30, 2020 have been translated to U.S. Dollars using the exchange rates of $1.2767 and $1.2606, respectively, which approximate the average GBP conversion rate to U.S. Dollars for the applicable periods.
The unaudited pro forma condensed combined statements of operations give effect to the acquisitions of DRG and CPA Global using the acquisition method of accounting under U.S. GAAP. The acquisition method of accounting is dependent upon certain procedures, such as valuations, appraisals, and discussions and input from DRG and CPA Global management, which have been performed to obtain the necessary information to recognize the acquired assets and liabilities at fair value. The purchase price allocation for the DRG acquisition as of the close date of February 28, 2020 and the estimated purchase price allocation for the CPA Global acquisition is preliminary and may change upon completion of the determination of the fair value of assets acquired and liabilities assumed. The final purchase price allocation may be different from that reflected in the pro forma purchase price allocation presented herein, and these differences may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2020
(In thousands, except share and per share data)

	Historical		Pro Forma Adjustments
	Clarivate	CPA Global	Acquisition and Related		Financing		Pro Forma Combined
			Note 3		Note 4
Assets
Current assets:
Cash and cash equivalents	$608,522	$141,959	$—		$—		$750,481
Restricted cash	2,010	3,318	—		—		5,328
Accounts receivable, net of allowance for doubtful accounts	279,160	377,260	—		—		656,420
Related party receivables	—	229,306	(229,306)	(h)	—		—
Prepaid expenses	51,440	14,331	—		—		65,771
Costs to acquire contracts	18,960	2,827	—		—		21,787
Other current assets	—	28,167	—		—		28,167
Total current assets	960,092	797,168	(229,306)		—		1,527,954
Computer hardware and other property, net	24,324	12,814	—		—		37,138
Other intangible assets, net	2,261,549	644,870	4,327,293	(f)	—		7,233,712
Goodwill	1,824,258	1,135,783	2,675,404	(f)	—		5,635,445
Costs to acquire contracts	—	26,098	—		—		26,098
Other non-current assets	22,178	3,514	—		—		25,692
Deferred income taxes	17,161	14,732	2,738	(l)	—		34,631
Operating lease right-of-use assets	100,622	32,081	1,484	(f)	—		134,187
Total Assets	5,210,184	2,667,060	6,777,613		—		14,654,857
Liabilities and Shareholders' equity
Current liabilities:
Accounts payable	22,068	55,668	—		—		77,736
Related party payables	—	77,087	(77,087)	(h)	—		—
Accrued expenses and other current liabilities	228,474	129,333	—		—		357,807
Current portion of deferred revenues	424,187	250,024	(14,571)	(f)	—		659,640
Current portion of operating lease liabilities	24,067	8,113	(443)	(f)	—		31,737
Current portion of long-term debt	12,600	—	—		16,000	(k)	28,600
Related party loan	—	217,937	(217,937)	(h)	—		—
Liabilities held for sale	—	—	—		—		—
Total current liabilities	711,396	738,162	(310,038)		16,000		1,155,520
Long-term debt	1,913,214	—			1,548,000	(k)	3,461,214
Non-current portion of deferred revenues	19,116	—	—		—		19,116
Other non-current liabilities	16,959	15,708	—		—		32,667
Deferred income taxes	86,247	129,715	163,798	(l)	—		379,760
Operating lease liabilities	80,663	24,440	(1,337)	(f)	—		103,766
Total liabilities	2,827,595	908,025	(147,577)		1,564,000		5,152,043
Commitments and contingencies
Shareholders’ equity:
Ordinary Shares	3,326,267	1,795,861	6,888,364	(h), (i)	(1,564,000)	(k)	10,446,492
Accumulated other comprehensive loss	(15,629)	1,285	(1,285)	(i)	—		(15,629)
Accumulated deficit	(928,049)	(38,111)	38,111	(i)	—		(928,049)
Total shareholders’ equity	2,382,589	1,759,035	6,925,190		(1,564,000)		9,502,814
Total Liabilities and Shareholders’ equity	$5,210,184	$2,667,060	$6,777,613		$—		$14,654,857

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Balance Sheet

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Historical			Pro Forma Adjustments
				DRG				CPA Global
	Clarivate	CPA Global	DRG Period from January 1, 2020 to February 27, 2020	Acquisition and Related		Financing		Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 2	Note 3		Note 4		Note 3		Note 4
Revenues, net	$514,092	$289,707	$23,215	$1,534	(e)	$—		$—		$—		$828,548
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	(173,258)	(93,676)	(14,918)	—		—		—		—		(281,852)
Selling, general and administrative costs, excluding depreciation and amortization	(175,430)	(73,197)	(18,981)	5,335	(a)	—		—		—		(262,273)
Share-based compensation expense	(24,325)	—	(47,387)	47,387	(d)	—		—		—		(24,325)
Depreciation	(5,233)	(2,061)	(1,273)	—		—		—		—		(8,567)
Amortization	(102,353)	(40,812)	(3,136)	(4,412)	(b)	—		(79,029)	(f)	—		(229,742)
Transaction expenses	(35,216)	(154)	—	17,276	(c)			253	(g)	—		(17,841)
Transition, integration and other related expenses	(3,552)	(3,325)	—	—		—		—		—		(6,877)
Legal Settlement	—	(452)	—	—		—		—		—		(452)
Restructuring and impairment	(23,600)	(4,204)	—	—		—		—		—		(27,804)
Other operating income, net	14,813	8,373	698	—		—		—		—		23,884
Total operating expenses	(528,154)	(209,508)	(84,997)	65,586		—		(78,776)		—		(835,849)
Income (loss) from operations	(14,062)	80,199	(61,782)	67,120		—		(78,776)		—		(7,301)
Interest expense, (net)	(52,062)	(6,325)	(6,623)	—		11,287	(j)	—		(34,138)	(k)	(87,861)
Loss before income tax	(66,124)	73,874	(68,405)	67,120		11,287		(78,776)		(34,138)		(95,162)
Provision (benefit) for income taxes	(9,368)	(3,685)	23,106	(18,277)		(23,544)	(l)	21,585		30,826	(l)	20,643
Net income (loss)	$(75,492)	$70,189	$(45,299)	$48,843		$(12,257)		$(57,191)		$(3,312)		$(74,519)
Per share:
Basic and diluted	$(0.21)											$(0.14)

Weighted average shares used to compute loss per share:
Basic and diluted	359,503,556									218,183,778		577,687,334	(m)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(In thousands, except share and per share data)

	Historical			Pro Forma Adjustments
				DRG				CPA Global
	Clarivate	CPA Global	DRG	Acquisition and Related		Financing		Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 2	Note 3		Note 4		Note 3		Note 4
Revenues, net	$974,345	$542,453	$207,107	$—		$—		$—		$—		$1,723,905
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	(346,503)	(180,115)	(96,751)	—		—				—		(623,369)
Selling, general and administrative costs, excluding depreciation and amortization	(368,675)	(132,747)	(76,500)	4,337	(a)	—				—		(573,585)
Share-based compensation expense	(51,383)	—	(5,374)	—		—				—		(56,757)
Depreciation	(9,181)	(3,855)	(7,223)	—		—				—		(20,259)
Amortization	(191,361)	(69,703)	(23,388)	(21,900)	(b)	—		(169,903)	(f)	—		(476,255)
Impairment on assets held for sale	(18,431)	—	—	—		—				—		(18,431)
Transaction expenses	(46,214)	(11,548)	(69)	439	(c)	—				—		(57,392)
Transition, integration and other related expenses	(14,239)	(8,931)	—	—		—				—		(23,170)
Restructuring	(15,670)	(2,728)	—	—		—				—		(18,398)
Legal Settlement	39,399	(5,518)	—	—		—		—		—		33,881
Other operating income (expense), net	4,826	(15,139)	1,900	—		—				—		(8,413)
Total operating expenses	(1,017,432)	(430,284)	(207,405)	(17,124)		—		(169,903)		—		(1,842,148)
Income (loss) from operations	(43,087)	112,169	(298)	(17,124)		—		(169,903)		—		(118,243)
Interest expense, (net)	(157,689)	(11,938)	(19,002)	—		(1,460)	(j)	—		(66,512)	(k)	(256,601)
Loss before income tax	(200,776)	100,231	(19,300)	(17,124)		(1,460)		(169,903)		(66,512)		(374,844)
Provision (benefit) for income taxes	(10,201)	(7,852)	(1,173)	4,663		4,166	(l)	46,384		64,541	(l)	100,528
Net income (loss)	$(210,977)	$92,379	$(20,473)	$(12,461)		$2,706		$(123,519)		$(1,971)		$(274,316)
Per share:
Basic and diluted	$(0.77)											$(0.56)

Weighted average shares used to compute loss per share:
Basic and diluted	273,883,342									218,183,778		492,067,120	(m)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

1. Basis of Presentation
The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives effect to the CPA Global Transactions as if they had occurred on June 30, 2020, and combine the historical results of operations and balance sheet of Clarivate and CPA Global. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 give effect to the DRG Transactions and CPA Global Transactions as if they had occurred on January 1, 2019, and combine the historical results of operations of Clarivate, DRG and CPA Global (the “Combined Group”). The unaudited pro forma condensed combined statement of operations for the six months June 30, 2020 combines (i) the unaudited condensed consolidated statement of operations of Clarivate for the six months ended June 30, 2020 (ii) DRG’s statement of operations for the period from January 1, 2020 through February 27, 2020 derived from the books and records of DRG, and (iii) CPA Global statements of operations from January 1, 2020 through June 30, 2020, derived from the unaudited interim consolidated statement of operations of CPA Global for the six months ended June 30, 2020.
The historical statements of operations of the Combined Group have been adjusted in the accompanying pro forma condensed combined balance sheet as of June 30, 2020 and the statements of operations to give pro forma effect to events that are (i) directly attributable to the DRG Transaction and the CPA Global Transactions, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. Direct, incremental acquisition-related transaction costs reflected in the historical financial statements of Clarivate, DRG, and CPA Global are removed from the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact on the combined results. Additionally, other adjustments have been made for items that will not have an ongoing impact including share-based compensation expense related to the acceleration of equity awards.
The accompanying unaudited pro forma condensed combined balance sheet and statements of operations and related notes are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved if the DRG Transactions and CPA Global Transactions had been consummated on the date indicated, or that will be achieved in the future. The pro forma condensed combined statements of operations do not reflect the costs of any integration activities or benefits that may result from realization of revenue growth or operational synergies expected to result from the DRG Transactions and CPA Global Transactions.
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements described in the opening section of this exhibit.
There were no material transactions and balances between any of Clarivate, DRG and CPA Global for the periods presented.
The pound sterling (GBP) is CPA Global’s reporting currency. The $1.2402 exchange rate approximates the GBP conversion rate to U.S. Dollars on June 30, 2020. CPA Global’s historical audited consolidated statement of operations for the year ended December 31, 2019 and unaudited consolidated statement of operations for the six months ended June 30, 2020 have been translated to U.S. Dollars using exchange rates of $1.2767 and $1.2606, respectively, which approximate the average GBP conversion rate to U.S. Dollars for the applicable periods.

2. Reclassification Adjustments
Reclassification Adjustments for DRG Acquisition
Certain reclassifications have been made to the historical presentation of the combined statement of operations of DRG to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019.

DRG Historical Combined Statement of Comprehensive Loss Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	DRG Historical Combined Statement of Comprehensive Loss	Reclassification (Rounded)	DRG Adjusted Historical Combined Statement of Operations (Unaudited, Rounded)
Cost of revenues		$(98,270)	$1,519	$(96,751)
Selling and marketing expenses		(26,889)	26,889	—
General and administrative expenses		(52,682)	52,682	—
Non-operating income		1,900	(1,900)	—
Related party expenses, other than interest expense		(784)	784	—
	Selling, general and administrative costs, excluding depreciation and amortization		(76,500)	(76,500)
	Share-based compensation expense		(5,374)	(5,374)
	Other operating income (expense), net		1,900	1,900
Depreciation and amortization		(30,480)	30,480	—
Impairment of intangible assets		(131)	131	—
	Depreciation		(7,223)	(7,223)
	Amortization		(23,388)	(23,388)

Reclassification Adjustments for CPA Global
Certain reclassifications have been made to the historical presentation of the combined statement of operations of CPA Global to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined balance sheet.

CPA Global Historical Combined Balance Sheet Line Items	Clarivate Historical Combined Balance Sheet Line Items	CPA Global Historical Combined Balance Sheet	Reclassification (Rounded)	CPA Global Adjusted Historical Combined Balance Sheet (Unaudited, Rounded)
Accrued expenses and other current liabilities		$126,974	$(3,220)	$123,754
	Other non-current liabilities		3,220	3,220

3. Purchase Price Accounting and Related Transaction Adjustments
Purchase Price Allocation for DRG Acquisition
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019, and the six months ended June 30, 2020, give effect to the DRG acquisition as if it occurred on January 1, 2019.
(a)Represents the removal of incremental executive salaries paid during the year ended December 31, 2019 and executive severance paid during the period January 1, 2020 to February 27, 2020 and recorded in DRG’s historical statements of operations and incurred in contemplation of the sale of DRG.
(b)Upon consummation of the acquisition of DRG, Clarivate recognized assets of $381,000 for customer relationships, $50,200 for database and content, $5,200 for tradename, $23,000 for purchased software and $28,000 for backlog.
All amortization adjustments related to identified intangible assets as a result of the DRG acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.
The final determination of the fair value of intangible assets, as well as estimated useful lives, if any, remains subject to change and will be finalized during the measurement period that does not exceed twelve months. Any resulting change in the fair value would have a direct impact to amortization expense, which could be material.

			Amortization Estimate
	Estimated Fair Value	Remaining Weighted-Average Amortization Period	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Customer relationships	$381,000	17.6	$5,635	$22,541
Database and content	50,200	4.7	2,697	10,787
Tradenames	5,200	4	325	1,300
Purchased software	23,000	6.4	902	3,607
Backlog	28,000	4	1,763	7,053
Total	$487,400		11,322	45,288
Eliminate historical DRG amortization expense			(6,910)	(23,388)
Pro forma amortization adjustment			$4,412	$21,900

(c)Represents the removal of actual transaction costs related to the DRG acquisition included in the consolidated statement of operations of Clarivate for the six months ended June 30, 2020 and the year ended December 31, 2019 because their impact is non-recurring. The transaction costs primarily consist of legal and other professional services fees.
(d)Represents one-time share-based compensation costs that were recognized by DRG as a result of existing change in control provisions related to DRG’s employee incentive plans.
(e)Represents the removal of the deferred revenues fair value adjustment included in Clarivate’s historical results for the six months ended June 30, 2020.
Purchase Price Allocation for CPA Global
(f)The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives effect to the CPA Global acquisition as if it had occurred on June 30, 2020. The Company has performed a preliminary valuation analysis of the fair market value of CPA Global’s assets to be acquired and liabilities to be assumed. Using the total estimated consideration for the CPA Global acquisition, the Company has preliminarily estimated the allocations to such assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price:

Assets and liabilities assumed, net	$192,152
Net deferred tax liability	(161,061)
Identifiable intangible assets	4,972,163
Goodwill	3,811,187
Total estimated consideration	$8,814,441

The following table summarizes the pro forma adjustments related to the purchase price allocation:

Estimated fair value of identified intangible assets	$4,972,163
Pre-existing CPA Global intangible assets	(644,870)
Pro forma adjustment(1)	$4,327,293

Estimated fair value of goodwill	$3,811,187
Pre-existing CPA Global goodwill	(1,135,783)
Pro forma adjustment(2)	$2,675,404

Estimated fair value of operating lease right-of-use assets	$33,565
Pre-existing CPA Global operating lease right-of-use assets	(32,081)
Pro forma adjustment(3)	$1,484

Estimated fair value of current portion of deferred revenues	$235,453
Pre-existing CPA Global current portion of deferred revenues	(250,024)
Pro forma adjustment(4)	$(14,571)

Estimated fair value of current portion of operating lease liability	$7,670
Pre-existing CPA Global current portion of operating lease liability	(8,113)
Pro forma adjustment(5)	$(443)

Estimated fair value of operating lease liabilities	$23,103
Pre-existing CPA Global operating lease liabilities	(24,440)
Pro forma adjustment(6)	$(1,337)

(1) Reflects the adjustment to record the preliminary estimated fair value of intangible assets of $4,327,293, which represents an increase over CPA Global’s net book value of intangible assets of $644,870 prior to the acquisition. The estimated fair values of identifiable intangible assets are preliminary and are determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The intangible assets acquired primarily consist of the following:

	Estimated Fair Value	Estimated Useful Life
Customer relationships	$4,559,839	18-22
Technology	390,237	6-14
Trademarks	22,087	5-17
Total	$4,972,163

(2) Reflects the preliminary estimated fair value adjustment to goodwill of $2,675,404, comprised of the elimination of CPA Global’s historical goodwill balance of $1,135,783 offset by $3,811,187 of goodwill resulting from the acquisition. Goodwill resulting from the acquisition represents the excess of estimated acquisition consideration over the preliminary fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. The estimated goodwill to be recognized is attributable primarily to expected synergies, expanded market opportunities, and other benefits that Clarivate believes will result from the acquisition CPA Global. The goodwill created in the acquisition is not expected to be deductible for tax purposes and is subject to material revision as the purchase price allocation is completed.
(3) Reflects the preliminary estimated fair value adjustment to operating lease right-of-use assets of $1,484 to an estimated fair value of $33,565 which is an increase over CPA Global’s net book value of operating lease right-of-use assets prior to the acquisition of $32,081.
(4) Reflects the preliminary estimated fair value adjustment and decrease of $14,571 to the current portion of deferred revenue acquired in the CPA Global acquisition as a result of fair value purchase accounting.
(5) Reflects the preliminary estimated fair value of $7,670 and related $443 adjustment to decrease the current portion of operating lease liability for the assumed leases. CPA Global’s net book value of operating lease right-of-use assets prior to the acquisition of $8,113.
(6) Reflects the preliminary estimated fair value of $23,103 and related $1,337 adjustment to decrease to the non-current portion of operating lease liability for the assumed leases. CPA Global’s net book value of the non-current portion of operating lease liability was $24,440.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019, and the six months ended June 30, 2020, give effect to the CPA Global acquisition as if it occurred on January 1, 2019.
All amortization adjustments related to identified intangible assets as a result of the CPA Global acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.
The fair value of intangible assets, as well as estimated useful lives, if any, remains subject to change and will be allocated as of the closing date and subject to change during the measurement period that does not exceed twelve months. Any resulting change in the fair value would have a direct impact to amortization expense, which could be material.

	Amortization Estimate
	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Customer relationships	$100,803	$201,605
Technology	16,982	33,964
Trademarks	2,018	4,037
Total	119,803	239,606
Eliminate historical amortization expense	(40,774)	(69,703)
Pro forma amortization adjustment	$79,029	$169,903

(g)Represents the removal of actual transaction costs related to the CPA Global acquisition included in the consolidated statement of operations of Clarivate for the six months ended June 30, 2020 because their impact is non-recurring. The transaction costs primarily consist of legal and other professional services fees.
(h)Represents removal of related party assets and liabilities as of June 30, 2020.
(i)Represents the elimination of historical CPA Global accumulated deficit, and accumulated other comprehensive loss, as well as an adjustment to reflect the shares issued to the owners of CPA Global reflected in the ordinary shares.

	Ordinary Shares	Accumulated Other Comprehensive Loss	Accumulated Deficit
Shares issued to CPA Global owners(1)	$6,887,540	$—	$—
Elimination of historical shareholders' equity(2)	—	—	38,934
Elimination of historical foreign currency translation adjustments(3)	—	(1,285)	—
	$6,887,540	$(1,285)	$38,934

(1) Represents an adjustment for the issuance of shares to the CPA Global owners.
(2) Represents an adjustment to eliminate CPA Global historical accumulated deficit balance within Shareholders' equity.
(3) Represents elimination of accumulated other comprehensive losses associated with foreign currency translation adjustments in connection with purchase accounting.

4. Financing Adjustments
DRG Acquisition
(j) Represents adjustments to interest expense related to the following:

	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Estimated interest expense on new financing (1)	$(2,944)	$(19,853)
Elimination of historical interest expenses (2)	2,801	17,450
Amortization of deferred financing costs (3)	(42)	(650)
Remove historical DRG amortization of deferred financing costs (4)	3,822	1,593
Remove term loan facility termination fee (5)	7,650	—
Total pro forma adjustment to interest expense	$11,287	$(1,460)

(1)In connection with the DRG Transactions, the Company incurred an incremental $360,000 of term loans under its term loan facility to fund a portion of the acquisition of DRG and to pay related fees and expenses. The incremental term loan borrowings are covered by the same terms and covenant requirements of the Company's existing term loan facility. The estimated interest rates and adjustments are based on historical LIBOR rates and estimated interest rate spreads based on the terms of the Company's executed debt agreement.
(2)Represents the elimination of DRG’s historical interest expense included in its statements of operations as a result of the extinguishment of DRG’s debt upon consummation of the DRG Transactions.
(3)Represents the amortization of estimated deferred financing costs in connection with the Company’s incremental $360,000 term loan.
(4)Represents the elimination of historical amortization of deferred financing costs included in DRG’s statements of operations.
(5)Represents the removal of interest expense related to a termination fee for Clarivate’s term loan facility that was not utilized.
A 1/8 percent change in the interest assumed above would result in an aggregate increase or decrease to interest expense of $202 for the six months ended June 30, 2020 and $403 for the year ended December 31, 2019.
CPA Global Acquisition
(k) Represents adjustments to interest expense related to the following:

	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Estimated interest expense on new financing (1)	$(34,000)	$(68,000)
Elimination of related party interest expenses (2)	5,580	7,323
Amortization of deferred financing costs (3)	(2,918)	(5,835)
Term issuance fee on new financing (4)	(2,800)
Total pro forma adjustment to interest expense	$(34,138)	$(66,512)
(1)In connection with the CPA Global acquisition the Company incurred $1,600,000 of incremental term loans, excluding deferred financing fees of $36,000, under its term loan facility. The incremental term loan borrowings are covered by the same terms and covenant requirements of the Company's existing term loan facility. The estimated interest rates and adjustments are based on historical LIBOR rates and estimated interest rate spreads based on the terms of the Company's executed debt agreement.
(2)Represents the elimination of CPA Global related party interest expense included in its statements of operations.
(3)Represents the amortization of estimated deferred financing costs in connection with the Company’s incremental $1,600,000 term loan.
(4)Represents issuance costs for the incremental term loan.
A 1/8 percent change in the interest assumed above would result in an aggregate increase or decrease to interest expense of $181 for the six months ended June 30, 2020 and $361 for the year ended December 31, 2019.

(l) Represents adjustments to income tax benefit (provision) for the impact of the pro forma adjustments using an estimated blended statutory income tax rate of 27.3% for both the six months ended June 30, 2020 and for the year ended December 31, 2019. The estimated blended statutory income tax rate was based upon the geographical split of the business and the respective tax rates for the jurisdictions. The actual effective tax rate of Clarivate may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the acquisition and tax planning.
The following table summarizes the pro forma adjustments related to the historical CPA Global deferred tax balances:

Estimated fair value of deferred tax assets	$17,471
Pre-existing CPA Global deferred tax assets	(14,733)
Pro forma adjustment(1)	$2,738

Estimated fair value of deferred tax liabilities	$293,514
Pre-existing CPA Global deferred tax liabilities	(129,716)
Pro forma adjustment(1)	$163,798

(1) Reflects an increase in the difference of the acquired tax attributes of $2,738.
(2) Reflects an increase in the difference of book basis versus tax basis for the fair value adjustment of acquired intangibles of $163,798.
(m) The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Clarivate ordinary shares plus ordinary shares issued October 1, 2020 by Clarivate as equity consideration in connection with the CPA Global Transactions. The pro forma basic and diluted weighted average shares outstanding are a combination of the historical weighted average shares of Clarivate ordinary shares and the ordinary share impact of the equity consideration.
Weighted average shares outstanding are as follows:

	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Historical weighted average shares outstanding - basic and diluted	359,503,556	273,883,342
Equity consideration in connection with the CPA Global Transactions	218,183,778	218,183,778
Pro forma weighted average shares outstanding - basic and diluted	577,687,334	492,067,120